                                                                    EXHIBIT 4.6

===============================================================================




                         PLEDGE AND SECURITY AGREEMENT


                                    BETWEEN



                        PUERTO RICO INDUSTRIAL, TOURIST,
                 EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL
                         FACILITIES FINANCING AUTHORITY


                                      AND


                             DORAL PROPERTIES, INC.


                             DATED NOVEMBER 3, 1999





===============================================================================

         This Pledge and Security Agreement has been assigned to Citibank, N.A., as Trustee under a Trust Agreement dated the date hereof, as amended or supplemented from time to time, from Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority to such Trustee. A copy of such Trust Agreement may be inspected at the corporate trust office of the Trustee at 252 Ponce de Leon Avenue, Second Floor, Hato Rey, Puerto Rico.

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----

Section 1.  Defined Terms.......................................................        1

Section 2.  Grant of Security; Pledge of Mortgage
            Note................................................................        2

Section 3.  Rights of the Authority and the Trustee.............................        3

Section 4.  Application of Funds................................................        5

Section 5.  Releases from Lien of Mortgage in Connection
            with Sale of Minor Parcels..........................................        5

Section 6.  Representations and Warranties......................................        7

Section 7.  Maintenance of Property.............................................        8

Section 8.  Compliance with Laws................................................        9

Section 9.  Insurance...........................................................       10

Section 10. Damage, Destruction and Condemnation................................       12

Section 11. Redemption Upon Occurrence of a Casualty
            Or a Taking.........................................................       19

Section 12. Right of Entry......................................................       19

Section 13. Headings, etc.......................................................       19

Section 14. Usury Laws..........................................................       20

Section 15. Further Assurances..................................................       20

Section 16. No Waiver; Cumulative Remedies......................................       20

Section 17. Amendments, etc. ...................................................       21

Section 18. Addresses for Notices, etc. ........................................       21

Section 19. Binding Effect......................................................       22

Section 20. Severability of Provisions..........................................       22

Section 21. Governing Law.......................................................       23

Section 22. Offsets.............................................................       23

Section 23. Sole Discretion of the Authority....................................       23

Section 24. Actions and Proceedings.............................................       23

Section 25. Transfer and Assignments............................................       24

Section 26. Responsibility and Indemnification of the Authority and
            the Trustee ........................................................       24

                         PLEDGE AND SECURITY AGREEMENT

         Pledge Agreement dated this 3rd day of November, 1999, by and between DORAL PROPERTIES, INC., a Puerto Rico corporation (the "Borrower"), and PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY, a public corporation and government instrumentality of the Commonwealth of Puerto Rico (the "Authority").

         The Authority and Citibank, N.A. (the "Trustee") are entering into a Trust Agreement dated as of the date hereof (the "Trust Agreement") pursuant to which the Authority is issuing its Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) (the "Bonds") for the purpose of providing funds to make a loan to the Borrower under a Loan and Guaranty Agreement to be dated the date hereof (the "Loan Agreement"). Pursuant to the Loan Agreement and the Trust Agreement the Borrower will pay the amounts it is required to pay under the Loan Agreement directly to the Trustee and the Trustee will make all payments of principal, premium, if any, and interest due on the Bonds. As a condition to the making of such loan, the Authority has requested the Borrower to enter into this Agreement. Pursuant to the Trust Agreement, the Authority is assigning to the Trustee, as security for the payment of the Bonds, its rights under the Loan Agreement and under this Agreement, other than certain reserved rights.

         NOW, THEREFORE, in consideration of the premises and the benefits to be received by the Borrower from the issuance of the Bonds, and in order to induce the Authority to issue the Bonds, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all terms used herein shall have the meanings assigned to such terms in the Trust Agreement or in the Loan Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

         "EVENT OF DEFAULT" shall mean and include any one or more of the Events of Default specified in the Loan Agreement or the Trust Agreement.

         "MINOR PARCELS" means the parcels identified as Parcel B and Parcel C in the Mortgage.

         SECTION 2. GRANT OF SECURITY; PLEDGE OF MORTGAGE NOTE.

         (a) As security for the payment and performance of all the obligations of the Borrower and Guarantor under the Loan Agreement and the Collateral Documents, whether matured or unmatured, contingent or liquidated (collectively, the "Secured Obligations"), the Borrower hereby pledges and assigns, and grants to the Authority and the Trustee, for their benefit and the benefit of the Bondholders, a continuing lien on and security interest in, all of the Borrower's rights, title and interest in and to (i) the Mortgage Note,
(ii) all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Mortgage Note, and (iii) all proceeds of any and all of the foregoing (collectively, the "Pledged Collateral").

         (b) This Agreement shall constitute a formal pledge and security agreement, and the Authority, the Trustee and the other beneficiaries hereunder shall have all the rights, powers and remedies of a pledgee and secured party provided by the laws of the Commonwealth of Puerto Rico in addition to the rights and remedies provided in this Agreement and under the Mortgage and the Mortgage Note.

         (c) The Authority and the Trustee shall each, individually, be entitled to hold the Mortgage Note in pledge until payment in full of all of the obligations secured hereby.

         (d) Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar case or proceeding involving the Borrower.

         SECTION 3. RIGHTS OF THE AUTHORITY AND THE TRUSTEE.

         (a) The Authority or the Trustee shall each be entitled, in its sole and absolute discretion, to take such action or refrain from taking such action, and to exercise the rights and remedies available to the Authority, under this Agreement, the Mortgage and the Mortgage Note as the Authority or the Trustee from time to time may deem appropriate. The Trustee may, upon the occurrence of an Event of Default, at its option exercise any one or more of the following rights: foreclose the pledge of the Mortgage Note, foreclose the Mortgage, and exercise those remedies provided under the Mortgage or under applicable law, including the remedies available to a secured party under Act No. 108 of August 17, 1995, of the Legislature of Puerto Rico, as amended, including, without limitation:

               (i) Without notice to or demand upon Borrower, make such payments and do such acts as the Authority or the Trustee may deem necessary to protects its security interest in the Pledged Collateral, including, without limitation, paying, purchasing, contesting, or compromising any encumbrance, charge, mortgage, lien or security interest which is prior to or superior to the security interest granted hereunder or under the Mortgage, and in exercising any such powers or authority to pay all expenses, for the account of Borrower, incurred by the Authority or the Trustee in connection therewith (and all such expenses paid by the Authority or the Trustee for the account of Borrower shall be secured by the Collateral Documents); and

               (ii) Sell, lease or otherwise dispose of the Pledged Collateral at public sale, with or without having the Pledged Collateral at the place of sale, and upon such terms and in such manner as the Authority or the Trustee may determine, at which sale each of the Authority and the Trustee may be a purchaser.

         (b) The Borrower agrees that, to the extent notice of sale of the Pledged Collateral shall be required prior to the exercise of any rights of the Authority or the Trustee under this Section 3, at least thirty (30) days' prior written notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice.

         (c) The rights of the Authority or the Trustee under the Collateral Documents shall be separate, distinct and cumulative, and none of them shall be in exclusion of the others.

         (d) The Borrower agrees that the Authority or the Trustee may, from time to time, exercise any and all rights and remedies under the Loan Agreement, the Trust Agreement and the Collateral Documents, including without limitation commencement of actions against the Borrower to recover sums owing thereunder and to obtain injunctive relief and specific enforcement of the covenants hereof and thereof.

         (e) Upon full satisfaction by the Borrower of the Secured Obligations, the Authority will promptly endorse the Mortgage Note to the order of the Borrower, without recourse, and deliver the Mortgage Note to the Borrower.

         SECTION 4. APPLICATION OF FUNDS. Any amounts realized from the exercise of the remedies available to the Authority or the Trustee hereunder shall be applied in the following order: first, to the payment of all taxes or assessments on the Property which are liens prior in rank to the Mortgage and that the Authority or the Trustee may consider necessary or desirable to pay, except those taxes or assessments subject to which any sale of the Pledged Collateral shall have been made, second to the payment of the costs and expenses (including fees and disbursements of counsel) incurred in enforcing the provisions of the Collateral Documents, which costs and expenses shall be secured by the Collateral Documents, third, to the payment of any of the Secured Obligations, as set forth in the Trust Agreement, and fourth, any excess to be paid to the Borrower, to whomever may be lawfully entitled to receive the same or as a court may direct.

         SECTION 5. RELEASES FROM LIEN OF MORTGAGE IN CONNECTION WITH SALE OF MINOR PARCELS AND IN CONNECTION WITH REDUCTION OF PRINCIPAL AMOUNT OF BONDS.

         (a) In connection with any sale of a Minor Parcel, the Borrower shall be entitled, subject to compliance with the conditions set forth in this
Section 5, to release such Minor Parcel from the lien of the Mortgage.

         (b) As a condition to any release from the Mortgage described in clause (a), the Borrower shall be required to deliver to the Trustee the following:

               (i) an appraisal from a real estate appraiser of recognized standing acceptable to the Trustee that shall show an appraised value for the property subject to the Mortgage after such release equal to or exceeding the outstanding principal amount of the Bonds;

               (ii) an opinion of counsel to the effect that (A) the sale of the Minor Parcel and the execution by the Trustee of the release being requested by the Borrower is permitted by the Trust Agreement, the Loan Agreement and the Collateral Documents, and that all conditions to such execution have been satisfied, (B) such proposed sale and release described in clause (a) proposed to be taken by the Borrower do not conflict with or would cause a default under the Collateral Documents, and (C) the execution by the Borrower of the agreements proposed to be executed have been duly authorized by the Borrower;

               (iii) such mortgage notes, mortgage deeds or other documents as shall be required to cause the amount secured by the Mortgage to be not less than the principal outstanding amount of the Bonds; and

               (iv) any other documents required by the Trust Indenture Act, including but not limited to such documents as may be required under Section 314(d) of the Trust Indenture Act.

         (c) The Borrower shall be entitled to release the Minor Parcel identified as Parcel B from the lien of the Mortgage when the outstanding principal amount of the Bonds is reduced by $854,334, and shall be entitled to release the Minor Parcel identified as Parcel C from the lien of the Mortgage when the outstanding principal amount of the Bonds is reduced by an additional $1,368,950, in the order elected by the Borrower, in each case upon delivery to the Trustee of an opinion of counsel to the effect that (A) the Borrower is entitled to the release of such Minor Parcel and (B) the release of such Minor Parcel is permitted by the Trust Agreement, the Loan Agreement and the Collateral Documents.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Authority as follows:

         (a) That all of the representations and warranties made by the Borrower in the Mortgage, the Loan Agreement and in any other Related Document are true and correct as of the date hereof and Borrower hereby repeats and restates each such representation and warranty herein with the same force and effect as if originally set forth herein at length;

         (b) The Borrower is a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico;

         (c) The execution, delivery and performance by the Borrower of this Agreement, the Loan Agreement, the Mortgage Note and the Mortgage are within the Borrower's powers, have been duly authorized by all necessary action on the part of the Borrower, do not require any governmental approval, or any other approval, and do not contravene any statute, regulation, decree or other governmental restriction in Puerto Rico or in the United States applicable to the Borrower or contravene any contractual restriction binding on the Borrower or its property;

         (d) This Agreement, the Loan Agreement, the Mortgage Note and the Mortgage constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

         (e) The Borrower has good, marketable and insurable title in fee simple absolute ("pleno dominio") to all of the Property, free and clear of all mortgages, pledges, assignments, liens, encumbrances, charges, claims, leases or rights of others of any kind, except Permitted Liens;

         (f) The Mortgage is in proper form for recordation in accordance with Puerto Rico law and, upon its recordation, will constitute a duly perfected first priority lien on the Property in accordance with Puerto Rico law, subject only to Permitted Liens;

         (g) All mortgage recording taxes, notary fees, and similar related taxes, stamps, fees and expenses required to be paid in connection with the execution, recordation or filing of the Mortgage have been paid in full;

         (h) This Agreement creates a valid and perfected first priority security interest in the Mortgage Note securing the payment of the Secured Obligations upon possession thereof being taken by the Authority or the Trustee; and

         (i) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Mortgage Note pursuant to this Agreement, or
(ii) for the exercise by the Authority or the Trustee of any of its rights and remedies hereunder.

         SECTION 7. MAINTENANCE OF PROPERTY. The Borrower will at all times maintain, preserve and keep all and each part of the Property as required under the Loan Agreement.

         SECTION 8. COMPLIANCE WITH LAWS. The Borrower will at all times:

               (i) comply with all laws, regulations, decrees, ordinances and other requirements of any governmental authority having jurisdiction over the Property relating to permits, licenses, leases, franchises and rights of the Borrower to conduct its business and the erection, repair and use of the buildings, structures, machinery, plant and other property covered by the Mortgage;

               (ii) make adequate reserves for, and pay and discharge, all taxes, assessments and municipal and governmental fees, rates and charges lawfully required to be paid by the Borrower, as well as all lawful claims for labor, materials and supplies, and other debts, liabilities and charges which, if unpaid, may by law become a lien or charge upon the property of the Borrower or lead to a suspension of its business, and will exhibit to the Authority, upon its request, receipts for, or other satisfactory evidence of, each such payment; and

               (iii) maintain a valid and perfected first priority security interest in the Mortgage Note securing the payment of the Secured Obligations, and for such purposes the Borrower covenants that it will undertake the recording or filing of this Agreement or any other instrument or document necessary for the creation, perfection or renewal of any lien created herein, and will assume the responsibility for the payment of the costs and expenses of any such recording or filing, if any; provided, further, that the Borrower shall maintain on file with the Authority and the Trustee such evidence of the creation, perfection or renewal of any lien created herein.

         SECTION 9. INSURANCE

         (a) The Borrower at its expense will keep the Property and all structures and improvements erected thereon insured against loss or damage by fire, flood, earthquake, explosion, smoke damage, windstorm and hurricane, standard extended coverage perils, business interruption, and such other hazards, and in such amounts, as are normally carried by entities engaged in the same or a similar business in Puerto Rico.

         (b) All policies of insurance shall be issued by an insurer acceptable to the Authority (or the Trustee, as the Authority's assignee) duly licensed to do business in the Commonwealth of Puerto Rico and (except for public liability insurance) shall contain the standard mortgagee non-contribution clause endorsement or an equivalent endorsement satisfactory to the Authority (or the Trustee, as the Authority's assignee) naming the Trustee as loss payee. The public liability policies will name the Trustee as additional insured. The Borrower shall pay the premiums for the policies as the same become due and payable. Not later than thirty (30) days prior to the expiration date of each of the policies, the Borrower will deliver to the Authority and the Trustee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment of premium satisfactory to the Authority and the Trustee.

         (c) In addition to the foregoing requirements, each policy of insurance required to be carried hereunder shall contain a provision whereby the insurer (i) agrees that such policy shall not be canceled, modified or denied renewal without at least thirty (30) days prior written notice to the Authority and the Trustee, (ii) waives any right to claim any premiums or commissions against the Authority and the Trustee, and (iii) provides that the Authority and the Trustee are permitted to make payments to effect the confirmation of such policy upon notice of cancellation due to nonpayment of premiums. In the event any such policy shall contain breach of warranty provisions, such policy shall provide that in respect of the interests of the Authority or the Trustee such policy shall not be invalidated by any action or inaction of the Borrower or any other Person and shall insure the Authority and the Trustee regardless of any breach or violation of any warranty, declarations or conditions contained in such policy by the Borrower or any other Person. The Borrower will not violate or permit to be violated any of the conditions, provisions, or requirements of any insurance policy required hereunder.

         (d) If at any time the Authority or the Trustee is not in receipt of written evidence that all insurance required hereunder is in force and effect, the Authority and the Trustee shall have the right, but not the obligation, with prior written notice to the Borrower, to take such action as the Authority or the Trustee deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as the Authority or the Trustee deems appropriate, and all expenses incurred by the Authority and the Trustee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower upon demand and be secured by the Collateral Documents.

         (e) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, the Borrower shall give prompt notice thereof to the Authority and the Trustee, and the Authority and the Trustee may make proof of loss if not promptly made or diligently pursued by the Borrower. Notwithstanding any damage or destruction to the Property or any part thereof, the Borrower shall continue to pay all amounts required to be paid under the Loan Agreement at the time and in the manner provided in the Loan Agreement.

         SECTION 10. DAMAGE, DESTRUCTION AND CONDEMNATION. (a) Unless the Borrower shall have exercised its option to prepay the amounts payable under the Loan Agreement pursuant to the provisions of Article VIII thereof, if prior to full Payment of the Bonds (i) the Property or any portion thereof is destroyed (totally or partially) or is damaged by fire or other casualty (a "Casualty"), or (ii) title to any interest in, or the temporary use of, the Property or any part thereof shall be taken under the exercise of the power of eminent domain (or any proceedings in lieu thereof) by any governmental body or by any Person acting under governmental authority (a "Taking"), the Borrower shall be subject to the provisions of this Section with respect to the application of insurance, condemnation or other proceeds to which the Borrower would be entitled by reason of such damage, casualty or taking.

         (b) In the event of any Casualty, the Borrower shall give notice thereof in writing to the Authority and the Trustee, which shall describe the nature and extent of such damage or destruction, and shall set forth the Borrower's best estimate at that time of the cost of repair, restoration or rebuilding (the "Restoration") of the damaged Property and the period of time required to complete such Restoration. Any amounts received or payable as a result of a Casualty shall be paid and delivered directly to the Authority or the Trustee, as the Authority's assignee, by the concerned insurance companies. The insurance proceeds, net of all the costs, fees and expenses incurred by the Authority, the Trustee and the Borrower in the collection thereof (the "Net Insurance Proceeds"), received or payable on account of a Casualty shall be applied as herein stated.

               (i) If the estimated cost of the Restoration does not exceed $100,000, the Authority or the Trustee shall make available to the Borrower the Net Insurance Proceeds with no further requirement or restriction of any nature, and the Borrower shall be free either to undertake the Restoration or not to undertake the Restoration.

               (ii) If the estimated cost of the Restoration exceeds $100,000 and but does not exceed $20,000,000, and if no default under this Agreement, the Loan Agreement, the Mortgage, the Mortgage Note or the Trust Agreement exists, and no event shall have occurred which, with the giving of notice or the passage of time, or both, would constitute such default, the Net Insurance Proceeds shall be delivered by the Authority or the Trustee to the Borrower, who shall promptly and diligently apply the same exclusively to the Restoration of the Property. In the event the costs and expenses of the Restoration exceed the Net Insurance Proceeds, the Borrower will pay the difference.

               (iii) If the estimated cost of the Restoration exceeds $20,000,000 or the provisions of clause (i) or (ii) above are otherwise inapplicable, the Authority, the Trustee, and the Borrower will cause the Net Insurance Proceeds resulting from any event described in Section 10(a)(i) above to be deposited with the Trustee, in trust for the benefit of the Bondholders, until disbursed as provided herein. All Net Insurance Proceeds so deposited shall be applied as follows:

         (A) In the event (1) of a Casualty of all or substantially all of the Property which, in the judgment of the Borrower, renders the Property remaining after such Casualty physically or economically not suitable for the restoration, replacement or rebuilding of such Property to substantially its condition, character and value immediately prior to the occurrence of such

Casualty (any such Casualty hereinafter referred to as a "Total Casualty") or
(2) that the Borrower does not elect to or cannot apply the Net Insurance Proceeds as provided in, or cannot otherwise comply with the conditions of,
Section 10(b)(iii)(B), then the Net Insurance Proceeds shall be applied to the redemption of Bonds in whole or in part in accordance with Section 8.02(e) of the Loan Agreement.

         (B) In cases other than upon the occurrence of a Total Casualty, the Borrower may elect to apply the Net Insurance Proceeds toward the cost of the Restoration of the damaged Property by giving written notice of its intention as promptly as possible after the occurrence of such Casualty to the Authority and the Trustee. The Authority or the Trustee shall make available the Net Insurance Proceeds to the Borrower (to the extent the Authority or the Trustee has such proceeds available), who shall promptly and diligently apply the same exclusively to the Restoration of the Property. The Net Insurance Proceeds shall be disbursed by the Authority or the Trustee to the Borrower from time to time as the work progresses, pursuant to certifications issued by the Borrower; provided that prior to the commencement of any work on the Restoration of the damaged Property and to any disbursement of Net Insurance Proceeds to, or upon the order of, the Borrower, the Borrower shall submit, deliver or otherwise deposit with the Authority and the Trustee:

               (1) an estimate of the cost of the Restoration of the damaged Property approved by an architect or engineer licensed in Puerto Rico;

               (2) the plans and specifications for the Restoration of the damaged Property prepared by an architect or engineer licensed in Puerto Rico;

               (3) evidence of insurance coverage which the Borrower represents to be adequate during the Restoration; and

               (4) evidence that the contemplated Restoration of the damaged Property shall be of a character and nature such that the Property shall return to the same or similar function than the one they had immediately prior to the occurrence of the Casualty.

               In addition to the foregoing, the following conditions shall be complied with:

               (i) There shall exist no uncured Event of Default under this Agreement, the Loan Agreement, the Mortgage, the Mortgage Note, or the Trust Agreement, and no event shall have occurred which, with the giving of notice or the passage of time, or both, would constitute such an Event of Default.

               (ii) The Restoration of the damaged Property shall be done and completed by the Borrower in an expeditious and diligent fashion, in compliance with all applicable laws, statutes, ordinances, regulations, orders, rules and covenants.

               (iii) All costs and expenses incurred by the Authority or the Trustee in connection with making the Net Insurance Proceeds and the funds deposited by the Borrower pursuant to the provisions hereof available to the Borrower for the Restoration of the damaged Property, including, without limitation, counsel fees, shall be paid by the Borrower.

               (iv) In the event that the Borrower fails to comply with any of the foregoing, the Net Insurance Proceeds on account of a Casualty shall be applied by the Authority as provided in Section 10(b)(iii)(A) above.

               (v) In the event the costs and expenses of the Restoration exceed the Net Insurance Proceeds, the Borrower will pay the difference.

         (c) In the event of a Taking of all or any part of the Property, or the commencement of any proceedings or negotiations which might result in such Taking, the Borrower will promptly give written notice thereof to the Authority and the Trustee generally describing the nature and extent of such Taking or the nature and extent of the Taking which might result therefrom. The Authority and the Trustee may each participate jointly with the Borrower in said proceedings or negotiations, and the Borrower shall deliver to the Authority and the Trustee all instruments and necessary documents to permit such participation. The Borrower shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence. The Borrower will pay all reasonable costs, fees, and expenses incurred by the Authority and the Trustee in connection with any Taking and seeking and obtaining any award or payment on account thereof, including, without limitation, attorney's fees.

         All awards and payments on account of a Taking shall be delivered to the Authority or the Trustee, as the Authority's assignee. The Borrower shall execute and deliver any and all assignments, endorsements or other instruments necessary to assign and transfer to the Authority and the Trustee all such awards and payments free and clear of all liens and encumbrances. The awards and payments on account of a Taking, net of all the costs, fees and expenses incurred by the Authority, the Trustee and the Borrower in the collection thereof (the "Net Condemnation Proceeds"), shall be applied as stated herein. The Authority, the Trustee, and the Borrower will cause the Net Condemnation Proceeds resulting from any event described in Section 10(a)(ii) above involving amounts in excess of $20,000,000 to be deposited with the Trustees AS described above. All Net Condemnation Proceeds so deposited shall be applied as follows:

               (i) In the case of a Taking of all or substantially all of the Property which in the judgment of the Borrower renders the Property remaining after such Taking physically or economically not feasible or suitable for the Restoration of such property to substantially its condition, character and value immediately prior to the occurrence of such Taking (any such Taking hereinafter referred to as a "Total Taking"), the Net Condemnation Proceeds shall be applied to the redemption of the Bonds in accordance to Section 8.02(e) of the Loan Agreement.

               (ii) In all cases other than upon the occurrence of a Total Taking, if the Net Condemnation Proceeds do not exceed $100,000, the Trustee shall make available to the Borrower the Net Condemnation Proceeds with no further requirements or restriction of any nature.

               (iii) In all cases other than upon the occurrence of a Total Taking, if the Net Condemnation Proceeds exceed $100,000 but do not exceed $20,000,000, and if no default under this Agreement, the Loan Agreement, the Mortgage, the Mortgage Note or the Trust Agreement exists, and no event shall have occurred which, with the giving of notice or passage of time, or both, would constitute such default, the Net Insurance Proceeds shall be delivered by the Authority or the Trustee to the Borrower who shall promptly and diligently apply the same exclusively to the Restoration of the Property. In the event such costs and expenses exceed the Net Condemnation Proceeds, the Borrower will pay the difference.

               (iv) In all cases other than upon the occurrence of a Total Taking, if the Net Condemnation Proceeds shall exceed $20,000,000, the Borrower may elect to apply the Net Condemnation Proceeds toward the cost of the Restoration of the Property in the same manner and subject to the same terms and conditions established for cases other than a Total Casualty in Section 10(b) above.

         (d) The Authority shall cooperate fully with Borrower, at the expense of Borrower, in filing any proof of loss with respect to any insurance policy covering the casualties described in Section 10(a) hereof and in the prosecution or defense of any prospective or pending condemnation proceeding with respect to the Property or any part thereof, or any property of Borrower in connection with which the Property is used and may, with the prior written consent of the Authority, litigate in any proceeding resulting therefrom and in the name and on behalf of the Authority. In no event will the Authority voluntarily settle, or consent to the settlement of, any proceeding arising out of any insurance claim or any prospective or pending condemnation proceeding with respect to the Property or any part thereof without the written consent of an Authorized Borrower Representative.

         SECTION 11. REDEMPTION UPON OCCURRENCE OF A CASUALTY OR A TAKING. In the event the Trustee shall, pursuant to the provisions of Section 10 hereof, be entitled to retain and apply the Net Insurance Proceeds or the Net Condemnation Proceeds to the redemption of Bonds, the Trustee shall direct the mandatory redemption of Bonds in accordance with the Loan Agreement and the Trust Agreement (i) in whole in the event of a Total Taking or a Total Casualty or (ii) in whole or in part, to the extent of such Net Insurance Proceeds or Net Condemnation Proceeds, in the event of a Casualty other than a Total Casualty or a Taking other than a Total Taking. The Trustee shall also apply the Net Insurance Proceeds or Net Condemnation Proceeds to the redemption of Bonds to the extent the Borrower exercises its option to prepay the Loan pursuant to Section 8.03 of the Loan Agreement.

         SECTION 12. RIGHT OF ENTRY. The Authority and the Trustee and their agents shall have the right, after reasonable prior notice to the Borrower, to enter and inspect the Property during normal business hours.

         SECTION 13. HEADINGS, ETC. The headings and captions of the various Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         SECTION 14. USURY LAWS. This Agreement, the Mortgage, the Loan Agreement and the Mortgage Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the obligations secured thereby and hereby at a rate which could subject the holder of the Mortgage Note or beneficiary of the above documents to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement, the Loan Agreement, the Mortgage or the Mortgage Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

         SECTION 15. FURTHER ASSURANCES. The Borrower hereby agrees to promptly execute and deliver such additional agreements and instruments and to promptly take such additional action as the Authority or the Trustee may at any time and form time to time request in writing in order for the Authority or the Trustee to obtain the full benefits and rights granted or purported to be granted by this Agreement and to fully and continually perfect the security interests created hereby.

         SECTION 16. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Authority or the Trustee in exercising any right, power or remedy hereunder or under or in connection with the Mortgage Note or the Mortgage shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under or in connection with the Mortgage Note or the Mortgage. The remedies herein and in the Mortgage provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 17. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, the Mortgage Note or the Mortgage nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Authority and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         SECTION 18. ADDRESSES FOR NOTICES, ETC. All notices requests, demands, directions and other communications hereunder or in connection with the Mortgage Note or the Mortgage shall be in writing (including telegraphic communication) and mailed by certified or registered mail, return receipt requested, or confirmed telecopier or delivered to the applicable party at the address indicated below:

         If to the Borrower:

                  Doral Financial Corporation, Inc.
                  1159 Franklin D. Roosevelt Ave.
                  San Juan, Puerto Rico 00920

                  Attention:  President
                  Telecopier: 749-8267

         If to the Authority:

                  Puerto Rico Industrial, Tourist, Educational,
                  Medical and Environmental Control Facilities
                  Financing Authority
                  c/o Government Development Bank for Puerto Rico
                  G.P.O. Box 42001
                  San Juan, Puerto Rico 00940

                  Attention:  Executive Director
                  Telecopier: 726-1440

         If to the Trustee:

                  Citibank, N.A.
                  252 Ponce de Leon Avenue, Second Floor
                  Hato Rey, Puerto Rico 00918

                  Attention:  Hector Fonseca
                              Custody/Trust Department

                  Telecopier: 766-4548

or, as to each party, at such other or additional address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices, requests, demands, directions and other communications shall, when mailed or telecopied, be effective when deposited in the mail or dispatched by telecopier, respectively, addressed as aforesaid.

         SECTION 19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Authority and their respective successors and assigns.

         SECTION 20. SEVERABILITY OF PROVISIONS. Any provision of this Agreement, the Mortgage Note or the Mortgage which is prohibited or unenforceable in the Commonwealth of Puerto Rico shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         SECTION 21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico.

         SECTION 22. OFFSETS. The Authority and its assignees shall take the Mortgage, the Mortgage Note and this Agreement, to the extent permitted by law, free and clear of all offsets of any nature whatsoever which Borrower may have against the Authority or its assignees and no such offset shall be interposed or asserted by the Borrower in any action or proceeding brought by the Authority or any such assignee and any such right to interpose or assert any such offset in any such action or proceeding is hereby expressly waived by the Borrower.

         SECTION 23. SOLE DISCRETION OF THE AUTHORITY. Unless expressly stated to the contrary herein, wherever pursuant to this Agreement, the Mortgage Note or the Mortgage, the Authority may exercise any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Authority, the decision of the Authority to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Authority and shall be final and conclusive.

         SECTION 24. ACTIONS AND PROCEEDINGS. The Authority shall have the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name or on behalf of the Borrower, which the Authority in its discretion, feels should be brought to protect its interest in the Property, and shall proceed in accordance with the Mortgage.

         SECTION 25. TRANSFER AND ASSIGNMENTS. The Borrower hereby acknowledges and consents to the transfer and assignment by the Authority to the Trustee, pursuant to the terms of the Trust Agreement, of all of the Authority's rights and interest under the Loan Agreement, the Mortgage, the Mortgage Note and this Agreement, and acknowledge that upon such transfer and assignment the Trustee shall be entitled to all of the benefits and security thereof and hereof. The Authority acknowledges and consents to the transfer and assignment of the Borrower's interest in this Agreement and the other Collateral Documents in accordance with and subject to compliance with the terms of the Loan Agreement.

         SECTION 26. RESPONSIBILITY AND INDEMNIFICATION OF THE AUTHORITY AND THE TRUSTEE.

               (a) The Authority and the Trustee shall not be under any obligation to see to the recording or filing of this Agreement or any other instrument or document necessary for the creation, perfection or renewal of any lien created herein, and shall not be responsible for the costs and expenses of any such recording or filing, if any.

               (b) The Authority and the Trustee shall not be responsible for any loss resulting from the sale, lease or disposition of the Pledged Collateral.

               (c) No provision of this Agreement shall require the Authority or the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

               (d) Except as otherwise provided in the Trust Agreement, the Trustee shall be under no obligation to perform any action under this Agreement, and shall not be responsible for any loss or liability resulting from the performance or the omission to perform any action established herein, including without limitation any environmental liabilities upon the foreclosure of the Mortgage Note and the Mortgage; provided further that the Trustee shall be indemnified by the Borrower against any and all costs and expenses, and against all liability, of the Trustee derived from this Agreement.

               (e) The Authority and the Trustee shall not be under any obligation to pay the costs and expenses of any Restoration exceeding the Net Insurance Proceeds in connection with such Restoration.

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed by their respective officers thereunto duly authorized on the date first above written, in San Juan, Puerto Rico.

                                          DORAL PROPERTIES, INC.



                                          By: /s/ Mario S. Levis
                                             ----------------------------------
                                                  Mario S. Levis
                                                  Executive Vice-President



                                          PUERTO RICO INDUSTRIAL, TOURIST,
                                          EDUCATIONAL, MEDICAL AND
                                          ENVIRONMENTAL CONTROL FACILITIES
                                          FINANCING AUTHORITY


                                          By: /s/ Carlos Colon de Armas
                                             ----------------------------------
                                                  Carlos Colon de Armas
                                                  Executive Director

Acknowledged:
CITIBANK, N.A.,
as Trustee under the Trust
Agreement



By: /s/ Kevin M. Szot
   --------------------------------
        Kevin M. Szot
        Vice President


AGREED AND ACCEPTED:
DORAL FINANCIAL CORPORATION
as Guarantor of the obligations
of the Borrower under this
Agreement



By: /s/ Salomon Levis
   --------------------------------
        Salomon Levis
        Chairman of the
        Board of Directors and
        Chief Executive Officer